Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197

LAKE CITY BANK REPORTS RECORD INCOME AND

EXTENDS STREAK TO 20 CONSECUTIVE YEARS

Warsaw, Indiana (January 25, 2008) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported that it has extended its streak of record income performance to 20 consecutive years with net income of $19.2 million for 2007.

“When Lake City Bank began this unrivaled streak in 1988, we had 10 offices, total assets of $207 million and reported net income of $808,000. During the 20 years of record income performance, we have more than quadrupled the number of offices to 43, our total assets have increased by nearly nine-fold to $2.0 billion and we have grown income by a multiple of more than 23 times. As we have for 135 years, the Lake City Bank Team again proved that a community-focused bank can continue to serve the best interests of our clients while at the same time creating long-term shareholder value,” commented Michael L. Kubacki, Chairman, President and Chief Executive Officer.

Net income of $19.2 million for 2007 represented an increase of 3% versus $18.7 million for 2006. Diluted net income per share for the year was $1.55 versus $1.51 for 2006. The Company reported net income of $4.8 million for the fourth quarter of 2007, an increase of 6% over the $4.6 million reported for the fourth quarter of 2006. On a linked quarter basis, net income increased 10% versus the third quarter of 2007. Diluted net income per share for the quarter was $0.40 versus $0.38 for the comparable period of 2006 and $0.35 for the third quarter of 2007.

Kubacki observed, “Lake City Bank further reinforced its reputation as the bank for business with loan growth of 13%, or $170 million, for the year. This was driven by a $152 million increase in traditional commercial and industrial and agribusiness loans. Our focus on the commercial business lending has contributed to ongoing economic development in Indiana and helped our clients expand and grow their businesses and contribute to job creation in Indiana.”

“Revenue growth in 2007 was strong with a 7% increase in noninterest income, led by robust growth in our Wealth Advisory and Investment business-lines. We also continued to expand fee-based services to our core commercial clients with an improved cash management platform, which is designed to ensure that our clients have the latest technology-based banking products.”

The Company also announced that the Board of Directors approved a cash dividend for the fourth quarter of $0.14 per share, payable on February 5, 2008 to shareholders of record as of January 25, 2008. The quarterly dividend represents a 12% increase over the quarterly dividends paid in 2006.

The Company’s net interest margin was relatively stable at 3.14% in the fourth quarter versus 3.18% in the third quarter of 2007. Despite a continued shift in funding mix and the Federal Reserve Bank’s recent interest rate cuts, the margin declined only nominally. As a result of the loan growth during the year, the Company’s net interest income increased by 4% to $54.6 million in 2007 versus $52.3 million in 2006.

Kubacki added, “Net interest margin compression is an industry-wide challenge that we have been working hard to address with an ongoing focus on incremental fee generation and reasonable expense control. Accompanied by good loan growth during the year, these strategies helped us overcome the impact of a tightening interest margin.”

Average total loans for the fourth quarter of 2007 were $1.46 billion versus $1.33 billion during the fourth quarter of 2006, an increase of 10%. Total gross loans as of December 31, 2007 were $1.52 billion, an increase of $169.9 million, or 13%, versus $1.35 billion as of December 31, 2006.

Net charge offs totaled $327,000 in the fourth quarter of 2007, versus $2.0 million during the third quarter of 2007, and $867,000 during the fourth quarter of 2006. Lakeland Financial’s allowance for loan losses as of December 31, 2007 was $15.8 million, compared to $15.1 million as of September 30, 2007 and $14.5 million as of December 31, 2006.

Nonperforming assets declined during the quarter by 30% since the conclusion of the third quarter of 2007 and totaled $9.9 million as of December 31, 2007 compared to $14.1 million as of September 30, 2007 and $14.2 million on December 31, 2006. The ratio of nonperforming assets to assets improved to 0.50% on December 31, 2007 compared to 0.75% at September 30, 2007 and 0.77% at December 31, 2006. The allowance for loan losses represented 212% of nonperforming loans at year end versus 162% at September 30, 2007 and 103% at December 31, 2006.

The decrease in nonperforming assets during the fourth quarter of 2007 resulted from a reduction on other real estate owned of $2.4 million and a reduction of $1.9 million in nonperforming loans. The decline in other real estate owned was driven by the sale of assets related to a single former commercial borrower, a residential and commercial real estate developer. As of December 31, 2007, total exposure related to this former borrower was $2.2 million versus $5.3 million at the end of the third quarter. All of the remaining exposure represents other real estate and the Bank has no additional exposure to this borrower or its principals. The Company is managing the other real estate owned to resolve the situation and believes that the carrying value is representative of true market value, although there can be no assurance that the ultimate sale of the assets will result in proceeds equal to or greater than the carrying value.

Kubacki commented, “While we are proud of our progress on the asset quality front during the fourth quarter, we are cognizant of the economic and housing challenges facing the country and Northern Indiana. We will continue to closely monitor our portfolio and will not compromise our disciplined approach to lending in both the consumer and commercial segments.”

For the three months ended December 31, 2007, Lakeland Financial’s average equity to average assets ratio was 7.47% compared to 7.49% for the third quarter of 2007 and 7.30% for the fourth quarter of 2006. Average stockholders' equity for the quarter ended December 31, 2007 was $143.9 million versus $138.8 million for the third quarter of 2007 and $128.9 million for the fourth quarter of 2006. Average total deposits for the quarter ended December 31, 2007 were $1.52 billion versus $1.48 billion for the third quarter of 2007 and $1.46 billion for the fourth quarter of 2006.

Lakeland Financial Corporation is a $2.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley. The Company also has a Loan Production Office in Indianapolis, Indiana.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax. A reconciliation of these non-

GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Derivatives Group, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Midwest Securities Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION

FOURTH QUARTER 2007 FINANCIAL HIGHLIGHTS

(Unaudited – Dollars in thousands except share and Per Share Data)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2007	2007	2006	2007	2006
END OF PERIOD BALANCES
Assets	$ 1,989,133	$ 1,884,680	$ 1,836,706	$ 1,989,133	$ 1,836,706
Deposits	1,478,918	1,462,984	1,475,765	1,478,918	1,475,765
Loans	1,523,720	1,448,706	1,353,837	1,523,720	1,353,837
Allowance for Loan Losses	15,801	15,074	14,463	15,801	14,463
Common Stockholders’ Equity	146,270	142,033	130,187	146,270	130,187
Tangible Equity	141,619	137,285	125,149	141,619	125,149
AVERAGE BALANCES
Assets
Total Assets	$ 1,927,172	$ 1,852,514	$ 1,764,427	$ 1,839,041	$ 1,698,471
Earning Assets	1,811,630	1,745,358	1,653,882	1,729,259	1,580,581
Investments	325,226	304,479	298,780	306,293	293,931
Loans	1,463,085	1,412,286	1,332,145	1,404,068	1,270,484
Liabilities and Stockholders’ Equity
Total Deposits	1,520,201	1,484,965	1,463,519	1,476,725	1,387,489
Interest Bearing Deposits	1,287,356	1,255,881	1,243,308	1,250,241	1,167,492
Interest Bearing Liabilities	1,532,760	1,467,701	1,401,715	1,458,556	1,343,102
Common Stockholders’ Equity	143,948	138,807	128,852	137,767	121,954
INCOME STATEMENT DATA
Net Interest Income	$ 14,058	$ 13,719	$ 13,341	$ 54,556	$ 52,327
Net Interest Income-Fully Tax Equivalent	14,340	13,972	13,611	55,597	53,420
Provision for Loan Losses	1,054	1,697	1,042	4,298	2,644
Noninterest Income	5,028	4,953	4,451	19,580	18,264
Noninterest Expense	11,196	10,711	10,171	42,261	39,712
Net Income	4,824	4,374	4,559	19,211	18,721
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.40	$ 0.36	$ 0.38	$ 1.58	$ 1.55
Diluted Net Income Per Common Share	0.40	0.35	0.37	1.55	1.51
Cash Dividends Declared Per Common Share	0.14	0.14	0.125	0.545	0.375(1)
Book Value Per Common Share (equity per share issued)	11.98	11.64	10.74	11.98	10.74
Market Value – High	25.00	25.98	26.40	25.98	26.40
Market Value – Low	18.25	20.05	23.47	18.25	19.90
Basic Weighted Average Common Shares Outstanding	12,206,210	12,197,790	12,112,734	12,188,594	12,069,300
Diluted Weighted Average Common Shares Outstanding	12,420,827	12,433,701	12,404,768	12,424,137	12,375,467
KEY RATIOS
Return on Average Assets	0.99%	0.94%	1.03%	1.04%	1.10%
Return on Average Common Stockholders’ Equity	13.30	12.50	14.04	13.94	15.35
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	58.66	57.37	57.11	57.01	56.26
Average Equity to Average Assets	7.47	7.49	7.30	7.49	7.18
Net Interest Margin	3.14	3.18	3.27	3.22	3.38
Net Charge Offs to Average Loans	0.09	0.55	0.26	0.21	0.08
Loan Loss Reserve to Loans	1.04	1.04	1.07	1.04	1.07
Nonperforming Loans to Loans	0.49	0.64	1.04	0.49	1.04
Nonperforming Assets to Assets	0.50	0.75	0.77	0.50	0.77
Tier 1 Leverage	8.93	9.04	8.87	8.93	8.87
Tier 1 Risk-Based Capital	10.54	10.83	10.76	10.54	10.76
Total Capital	11.51	11.81	11.76	11.51	11.76
Tangible Capital	7.14	7.30	6.83	7.14	6.83
ASSET QUALITY
Loans Past Due 90 Days or More	$ 409	$ 317	$ 299	$ 409	$ 299
Non-accrual Loans	7,039	9,001	13,820	7,039	13,820
Nonperforming Loans	7,448	9,318	14,119	7,448	14,119
Other Real Estate Owned	2,387	4,771	71	2,387	71
Other Nonperforming Assets	24	51	35	24	35
Total Nonperforming Assets	9,859	14,140	14,225	9,859	14,225
Impaired Loans	6,748	8,575	13,333	6,748	13,333
Net Charge Offs/(Recoveries)	327	1,974	867	2,960	955

(1) Cash dividend of $0.125 declared on April 11, July 11, and October 10, 2006.

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

As of December 31, 2007 and December 31, 2006

(in thousands)

	December 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Cash and due from banks	$ 56,278	$ 65,252
Short-term investments	11,413	54,447
Total cash and cash equivalents	67,691	119,699

Securities available for sale (carried at fair value)	327,757	296,191
Real estate mortgage loans held for sale	537	2,175

Loans, net of allowance for loan losses of $15,801 and $14,463	1,507,919	1,339,374

Land, premises and equipment, net	27,525	25,177
Bank owned life insurance	21,543	20,570
Accrued income receivable	9,126	8,720
Goodwill	4,970	4,970
Other intangible assets	619	825
Other assets	21,446	19,005
Total assets	$ 1,989,133	$ 1,836,706

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 255,348	$ 258,472
Interest bearing deposits	1,223,570	1,217,293
Total deposits	1,478,918	1,475,765

Short-term borrowings
Federal funds purchased	70,010	0
Securities sold under agreements to repurchase	154,913	106,670
U.S. Treasury demand notes	1,242	814
Other short-term borrowings	90,000	80,000
Total short-term borrowings	316,165	187,484

Accrued expenses payable	15,497	11,959
Other liabilities	1,311	338
Long-term borrowings	44	45
Subordinated debentures	30,928	30,928
Total liabilities	1,842,863	1,706,519

STOCKHOLDERS' EQUITY
Common stock: 180,000,000 shares authorized, no par value
12,207,723 shares issued and 12,111,703 outstanding as of December 31, 2007
12,117,808 shares issued and 12,031,023 outstanding as of December 31, 2006	1,453	1,453
Additional paid-in capital	18,078	16,525
Retained earnings	129,090	116,516
Accumulated other comprehensive loss	(1,010)	(3,178)
Treasury stock, at cost (2007 - 96,020 shares, 2006 - 86,785 shares)	(1,341)	(1,129)
Total stockholders' equity	146,270	130,187
Total liabilities and stockholders' equity	$ 1,989,133	$ 1,836,706

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Twelve Months Ended December 31, 2007 and 2006

(in thousands except for share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 26,217	$ 24,809	$ 102,840	$ 91,946
Tax exempt	27	73	137	279
Interest and dividends on securities
Taxable	3,225	2,662	11,591	10,123
Tax exempt	636	612	2,474	2,405
Interest on short-term investments	260	294	931	798
Total interest income	30,365	28,450	117,973	105,551

Interest on deposits	13,543	13,226	53,614	45,101
Interest on borrowings
Short-term	2,109	1,231	7,239	5,594
Long-term	655	652	2,564	2,529
Total interest expense	16,307	15,109	63,417	53,224

NET INTEREST INCOME	14,058	13,341	54,556	52,327

Provision for loan losses	1,054	1,042	4,298	2,644

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	13,004	12,299	50,258	49,683

NONINTEREST INCOME
Wealth advisory fees	836	659	3,142	2,550
Investment brokerage fees	346	317	1,491	1,290
Service charges on deposit accounts	1,883	1,761	7,238	7,260
Loan, insurance and service fees	619	546	2,483	2,292
Merchant card fee income	651	604	2,624	2,413
Other income	444	450	1,837	1,946
Net gains on sales of real estate mortgage loans held for sale	196	114	676	581
Net securities gains (losses)	53	0	89	(68)
Total noninterest income	5,028	4,451	19,580	18,264

NONINTEREST EXPENSE
Salaries and employee benefits	6,111	5,769	23,817	22,378
Net occupancy expense	742	609	2,734	2,510
Equipment costs	534	454	1,906	1,799
Data processing fees and supplies	805	703	2,906	2,457
Credit card interchange	433	416	1,732	1,627
Other expense	2,571	2,220	9,166	8,941
Total noninterest expense	11,196	10,171	42,261	39,712

INCOME BEFORE INCOME TAX EXPENSE	6,836	6,579	27,577	28,235
Income tax expense	2,012	2,020	8,366	9,514

NET INCOME	$ 4,824	$ 4,559	$ 19,211	$ 18,721
BASIC WEIGHTED AVERAGE COMMON SHARES	12,206,210	12,112,734	12,188,594	12,069,300
BASIC EARNINGS PER COMMON SHARE	$ 0.40	$ 0.38	$ 1.58	$ 1.55
DILUTED WEIGHTED AVERAGE COMMON SHARES	12,420,827	12,404,768	12,424,137	12,375,467
DILUTED EARNINGS PER COMMON SHARE	$ 0.40	$ 0.37	$ 1.55	$ 1.51

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FOURTH QUARTER 2007
(unaudited in thousands)

	December 31,		September 30,		December 31,
	2007		2007		2006
Commercial and industrial loans	$ 968,336	63.6%	$ 923,168	63.7%	$ 847,233	62.6%
Commercial real estate - multifamily loans	16,839	1.1	15,385	1.1	17,351	1.3
Commercial real estate construction loans	84,498	5.6	75,765	5.2	82,183	6.1
Agri-business and agricultural loans	170,921	11.2	149,976	10.4	139,644	10.3
Residential real estate mortgage loans	124,107	8.1	122,063	8.4	109,176	8.0
Home equity loans	108,429	7.1	109,096	7.5	104,506	7.7
Installment loans and other consumer loans	50,516	3.3	53,075	3.7	53,804	4.0
Subtotal	1,523,646	100.0%	1,448,528	100.0%	1,353,897	100.0%
Less: Allowance for loan losses	(15,801)		(15,074)		(14,463)
Net deferred loan (fees)/costs	74		178		(60)
Loans, net	$ 1,507,919		$ 1,433,632		$ 1,339,374